UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 30, 2010

Commission File Number 000-03718

PARK CITY GROUP, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	37-1454128
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3160 Pinebrook Road; Park City, Utah 84098
(Address of principal executive offices)

(435) 645-2000
(Registrant's telephone number)

______________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 1, 2010 C. Manly Molpus was appointed to the Company’s Board of Directors to serve for a period of one year or until his successor is elected and qualified.  Mr. Molpus is currently the president of The Molpus Advisory Group, where he provides strategic counsel on industry and public affairs to the consumer packaged goods industry.  From 1990 to 2006, Mr. Molpus served as president and chief executive officer of the Grocery Manufacturers Association (GMA), which represents the world’s leading branded food, beverage and consumer products companies.  Prior to joining GMA, Mr. Molpus was president and chief executive officer of the American Meat Institute.  He also served as vice president of corporate affairs for The Kroger Company, the nation’s largest supermarket chain, where he directed the company’s government and public affairs activities.

Effective July 2, 2010, the Company appointed David Colbert as the Company’s vice president and chief financial officer.  Mr. Colbert replaces John Merrill, who served as the Company’s chief financial officer until June 30, 1010.  David Colbert has nearly two decades experience in both the public and private sectors of corporate finance.  Prior to joining the Company, he was co-founder, chief financial officer and vice president of operations for Sendside Networks, Inc., a privately held software-as-a-service company.  Earlier in his career, Mr. Colbert spent 14 years with Kimberly-Clark Corporation, a Standard & Poor’s 500 company, where he held various positions of increasing responsibility in finance, accounting and strategic planning.  In his final Kimberly-Clark role, Mr. Colbert was responsible for all accounting, reporting and strategic analysis for a $200-plus million wholly-owned subsidiary.  Mr. Colbert holds a Bachelors degree in Finance and Marketing from the University of Iowa and an MBA from Emory University.

There are no plans, contracts or arrangements to which either of Messrs. Molpus or Colbert and the Company are a party or in which they participate pursuant to which they are to serve in their respective capacities, other than the grant to Messrs. Molpus and Colbert of 20,270 and 50,000 shares, respectively, of the Company’s Common Stock, which shares vest 20% each year in which they serve in their respective capacities. The number of shares granted to Mr. Molpus was calculated based on the grant to him of $75,000 worth of the Company’s Common Stock under the Company’s Director Compensation Plan, divided by the fair market value of such shares on the date of grant, or July 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 2, 2010	PARK CITY GROUP, INC.

By: /s/ Randall Fields Chief Executive Officer